Exhibit 4.20

THE COMPANIES LAW (2011 REVISION)
OF THE CAYMAN ISLANDS
Company Limited by Shares

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

XLIT LTD.

(Adopted by Special Resolution dated 8 November 2011)

1.	In these Articles, Table A in the Schedule to the Statute does not apply and, unless there be something in the subject or context inconsistent therewith,

“Articles” means these Articles as originally framed or as from time to time altered by Special Resolution.

“The Auditors” means the persons for the time being performing the duties of auditors of the Company.

“The Company” means the above-named Company.

“Debenture” means debenture stock, mortgages, bonds and any other such securities of the Company, whether constituting a charge on the assets of the Company or not.

“The Directors” means the directors for the time being of the Company.

“Dividend” includes bonus.

“Electronic Record” has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law” means the Electronic Transactions Law (2003 Revision) of the Cayman Islands.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, of the United States of America.

“Member” shall bear the meaning ascribed to it in Section 35 of the Statute.

“Month” means calendar month.

“Paid-up” means paid-up and/or credited as paid-up.

“The Registered Office” means the registered office for the time being of the Company.

“Seal” means the common seal of the Company and includes every official seal.

“Secretary” includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Special Resolution” has the same meaning as in the Statute.

“Statute” means the Companies Law of the Cayman Islands, as amended, and every statutory modification or re-enactment thereof for the time being in force.

“Written” and “In Writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record.

Words importing the singular number only include the plural number and vice-versa.

Words importing the masculine gender only include the feminine gender.

Words importing persons only include corporations.

Sections 8 and 19(3) of the Electronic Transactions Law shall not apply.

CERTIFICATES FOR SHARES

2.

Certificates representing shares of the Company shall be in such form and may bear such legends (reflecting the terms of issue of the shares thereby represented, or any of these Articles or other relevant matters), as shall be determined by the Directors. Such certificates shall be under seal signed by a Director and countersigned by the Secretary or another Director or other authorised person. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate.

3.	[Not used].

4.	The Directors may authorise certificates to be issued with the seal and authorised signatures affixed by some method or system of electronic process.

5.

Notwithstanding Article 3 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

SHARE CAPITAL; ISSUE OF SHARES

6.	(a) [Not used].

(b)

The Directors may allot, issue or grant shares, options, warrants or other convertible or exchangeable securities over or with respect to, or otherwise dispose of, shares of the Company at such times and on such terms as they think proper. Without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, terms or conditions, or such restrictions, whether in regard to dividends, voting, return of share capital, exchange for other classes of shares, exchangeability for other securities or otherwise, as the Directors may from time to time determine.

(c)

All shares shall be non-assessable and no Member shall be liable to make any additional payment to the Company in respect thereof beyond the initial consideration agreed and paid to the Company at or before the time of issue.

(d)

Subject to the provisions of the Statute, any issued and outstanding shares may be purchased or redeemed by the Company out of profits or from the proceeds of a fresh issue of shares or out of capital or the share premium account, in such circumstances and on such terms as shall be agreed by the Directors and the holder thereof.

7.

The Company shall maintain a register of its Members in which the name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered. Every person whose name is entered as a Member in the register of Members shall be entitled with payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of US$0.50 or such lesser sum for every certificate after the first as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled

TRANSFER OF SHARES

8.

The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor; and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

9.	[Not used].

10.	The Directors shall have an absolute discretion to decline to register any transfer of shares without assigning any reason therefor.

11.	The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than 45 days in any year except as may be required by applicable law.

12.	[Not used].

VARIATION OF RIGHTS OF SHARES

13.	(a)

If at any time the share capital is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may be varied by the holder(s) of issued shares of that class or series by Special Resolution at a separate meeting of the holders of shares of such class or series. The provisions of these Articles relating to general meetings and the provisions of Article 41 shall apply, mutatis mutandis, to every such separate general meeting, except that the necessary quorum shall be any one or more persons present in person or by proxy holding not less than fifty percent (50%) of the issued shares of the class.

(b)

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

14.	[Not used].

NON-RECOGNITION OF TRUSTS

15.

No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Statute) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder, but the Company may, in accordance with the Statute, issue fractions of shares.

LIEN ON SHARES

16.

The Company shall have a first and paramount lien and charge on all shares registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either (alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

17.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

18.

To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

19.

The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

20.	[Not used].

TRANSMISSION OF SHARES

21.	[Not used].

22.	(a)

Any person becoming entitled to a share in consequence of the bankruptcy of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before its bankruptcy.

(b) If the person so becoming entitled shall elect to be registered himself as holder, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

23.

A person becoming entitled to a share by reason of the bankruptcy of the holder (or in any case other than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by Membership in relation to meetings of the Company, PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the shares until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION, CHANGE OF
LOCATION OF REGISTERED OFFICE & ALTERATION OF CAPITAL

24.	(a)

Subject to and in so far as permitted by the provisions of the Statute, the Company may from time to time by Special Resolution alter or amend its Memorandum of Association and may, without restricting the generality of the foregoing:

(i)

increase the share capital by such sum to be divided into shares of such amount or without nominal or par value as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine.

		(ii)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(iii)

by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value.

		(iv)	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person.

	(b)	All new shares created hereunder shall be subject to the same provisions with reference to liens, transfer, transmission and otherwise as the shares in the original share capital.

	(c)	Subject to the provisions of the Statute the Company may by Special Resolution reduce its share capital, any capital redemption reserve fund, or any share premium account.

25.	Subject to the provisions of the Statute the Company may by Special Resolution change its name or alter its objects.

26.	Subject to the provisions of the Statute the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

27.

For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case 40 days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

28.

In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend. For the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date no later than the date of declaration as the record date for such determination.

29.

If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

30.	(a)

The Company shall in each year of its existence hold a general meeting as its Annual General Meeting and shall specify the meeting as such in the notices calling it. The Annual General Meeting shall be held at such time and place as the Directors shall appoint.

	(b)	At these meetings the financial statements of the Company and the reports of the Directors and Auditors shall be presented and the Directors and Auditors for the ensuing year shall be elected.

31.	(a)

The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than fifteen percent (15%) of the voting power of the issued shares of the Company which at the date of the deposit carry the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)

The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the Registered Office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)

If the Directors do not within 21 days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said 21 days.

	(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

(e)

If at any such general meeting a resolution requiring confirmation at another meeting is passed, the Directors shall forthwith convene a further general meeting to be held not less than ten days nor later than one month after the passing of the first resolution for the purpose of considering the resolution and if the Directors do not give notice of so convening such further general meeting prior to the date of the passing of the first resolution the requisitionists or any of them representing more than one-half of the total voting rights of all the requisitionists may themselves give notice and convene the general meeting.

NOTICE OF GENERAL MEETING

32.

At least 30 days’ notice shall be given of an Annual General Meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company provided that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given, be deemed to have been duly called if it is so agreed by all the Members entitled to attend and vote thereat or their proxies.

33.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

34.

No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. One or more Members present in person or by proxy holding at least fifty percent (50%) of the voting power of the issued shares of the Company for the time being shall be a quorum provided however that no quorum shall exist for the purpose of considering or passing any Special Resolution unless the Member or Members present in person or by proxy shall hold at least sixty-six and two-thirds percent (66- 2/3%) of the voting power of the issued shares for the time being.

35.

Subject and without prejudice to any provisions of the Statute, a resolution in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

36.	If within one hour after the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

37.

The Chairman, if any, of the Board of Directors shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within thirty minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

38.

If at any general meeting no Director is willing to act as Chairman or if no Director is present within thirty minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

39.

The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

40.	At any General Meeting a resolution put to the vote at the meeting shall be decided on a poll taken in such manner as the Chairman directs.

VOTES OF MEMBERS

41.	(a)

Every Member of record owning shares conferring the right to vote present in person or by proxy shall have one vote, or such other number of votes as may be specified in the terms of the issue and rights and privileges attaching to such shares or in these Articles, for each such share registered in such Member’s name in the register, provided that if and so long as the votes conferred by the Controlled Shares of any person constitute ten percent (10%) or more of the votes conferred by the issued shares of the Company, each issued share comprised in such Controlled Shares shall confer only a fraction of a vote that would otherwise be applicable according to the following formula:

[(T divided by 10) - 1] divided by C.

Where: “T” is the aggregate number of votes conferred by all the issued shares of the Company; and “C” is the number of votes conferred by the Controlled Shares of such person.

“Controlled Shares” in reference to any person means:

(i)

all shares of the Company directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Internal Revenue Code of 1986, as amended, of the United States of America; and

(ii)

all shares of the Company directly, indirectly or constructively owned by any person or “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

For the purposes of this Article, “person” shall mean any individual, firm, partnership, corporation, association, or other entity, or any “group” of persons within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder.

(b)

Any public shares acquired by J.P. Morgan Securities Inc. in the course of its maintaining a market in the public shares shall have no voting rights for so long as J.P. Morgan Securities Inc. or any of its affiliates beneficially owns such shares within the meaning of Section 13(d) of the Exchange Act; provided that upon any disposition thereof to any other person such shares shall be entitled to the voting rights otherwise provided by the Statute and these Articles.

(c)

If, as a result of giving effect to the foregoing provisions of Article 41 or otherwise, the votes conferred by the Controlled Shares of any person would otherwise represent more than 10% of the votes conferred by all the issued shares of the Company, the votes conferred by the Controlled Shares of such person shall be reduced in accordance with the foregoing provisions of Article 41. Such process shall be repeated until the votes conferred by the Controlled Shares of each person represent no more than 10% of the votes conferred by all the issued shares of the Company.

(d)

Notwithstanding the foregoing Article 41, after having applied the provisions thereof as best as they consider reasonably practicable, the Directors may make such final adjustments to the aggregate number of votes conferred by the Controlled Shares of any person that they consider fair and reasonable in all the circumstances to ensure that such votes represent less than 10% of the aggregate voting power of the votes conferred by all the issued shares of the Company.

42.	[Not used].

43.

A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

44.	No Member shall be entitled to vote at any general meeting unless he is registered as a shareholder of the Company on the record date for such meeting.

45.

No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive. Notwithstanding the foregoing, however, the Chairman of the general meeting may, in his discretion, whether or not an objection has been raised, and if the Chairman considers that such action is necessary to determine accurately the vote count, defer until after the conclusion of the general meeting a decision as to the proper application of Article 41 to any vote at such meeting. If the decision has been so deferred, then the Chairman of the general meeting or, failing such decision within ninety (90) days of the general meeting, the Board of Directors, shall make such decision and such decision shall be final and conclusive.

46.	Votes may be given either personally or by proxy.

47.	[Not used].

48.	[Not used].

49.	[Not used].

50.	[Not used].

51.	[Not used].

DIRECTORS

52.

There shall be a Board of Directors consisting of not less than three or more than 24 persons, subject to the power of the Company by ordinary resolution to increase or reduce the limits in the number of Directors.

53.	[Not used].

54.	[Not used].

55.	[Not used].

56.	[Not used].

57.	[Not used].

58.	[Not used].

59.	[Not used].

60.	[Not used].

61.	[Not used].

POWERS AND DUTIES OF DIRECTORS

62.

The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Statute, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting, required to be exercised by the Company in general meeting. No regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

63.

The Directors may from time to time and at any time by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

64.

All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

65.	The directors shall cause Minutes to be made in books, such books to be maintained in Ireland, provided for the purpose:

	a)	of all appointments of officers made by the Directors;

	b)	of the names of the Directors (including those represented thereat by proxy) present at each meeting of the Directors and of any committee of the Directors;

	c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of Committees of Directors.

66.	[Not used].

BORROWING POWERS

67.	(a)

The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

(b)

The Directors may raise or secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects as they think fit and, in particular, by the issue of debentures, debenture stock, bonds or other securities of the Company, whether outright or as collateral security for any debts, liability or obligations of the Company or of any third party.

	(c)	Debentures, debenture stock, bonds and other securities may be made assignable free from any equities between the Company and the person to whom the same may be issued.

(d)

Any debentures, debenture stock, bonds or other securities may be issued at a discount, premium or otherwise and with any special privileges as to redemption, surrender, drawings, convertibility into shares of the Company, allotment of shares, attending and voting at general meetings of the Company, appointment of Directors and otherwise.

(e)

The Directors shall cause a proper register to be kept, in accordance with the provisions of the Statute, of all mortgages and charges specifically affecting the property of the Company and shall duly comply with the requirements of the Statute in regard to the registration of mortgages and charges therein specified and otherwise.

(f)

If the Company issues a series of debentures or debenture stock or similar securities, whether or not transferable by delivery, the Directors shall cause a proper register to be kept of the holders of such debentures or securities.

MANAGEMENT

68.

The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the next following Article shall be without prejudice to the general powers conferred by this Article.

69.

The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents.

PROCEEDINGS OF DIRECTORS

70.

Except as otherwise provided by these Articles, the Directors shall meet together (either within or without the Cayman Islands) for the despatch of business, convening, adjourning and otherwise regulating their business as they think fit. A majority of the meetings of the Directors each year shall be held in Ireland. Questions arising at any meeting shall be decided by a majority of votes of the Directors present at a meeting at which there is a quorum. In the case of an equality of votes, the Chairman shall not have a casting vote.

71.

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors by at least five days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held and if notice is given in person, by e-mail or other electronic means the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Article 33 shall apply mutatis mutandis with respect to notices of meetings of Directors.

72.

The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director.

73.

The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

74.

The Directors may elect a Chairman of their Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within thirty minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

75.

The Directors may delegate any of their powers to committees consisting of such member or members of the Board of Directors as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors.

76.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present.

77.

All acts done by any meeting of the Directors or of a committee of Directors shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

78.

Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone or other electronic means by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

79.	(a)

A Director may be represented at any meetings of the Board of Directors by a proxy appointed by him and approved by the Board in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

(b) The provisions of Articles 47-50 shall mutatis mutandis apply to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

80.	The office of a Director shall be vacated:

	(a)	if he gives notice in writing to the Company that he resigns the office of Director;

	(b)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

	(c)	if he is found a lunatic or becomes of unsound mind;

	(d)	in the circumstances described in the next following Article; or

	(e)	if he ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment.

APPOINTMENT AND REMOVAL OF DIRECTORS

81.	(a)

The Directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist as nearly as possible of one-third of the total number of Directors constituting the entire Board of Directors. The initial term of office for each Director in Class I shall expire at the Annual General Meeting of the Company in 1999; the initial term of office for each Director in Class II shall expire at the Annual General Meeting in 2000; and the initial term of office for each Director in Class III shall expire at the Annual General Meeting in 2001. At each Annual General Meeting, commencing with the Annual General Meeting to be held in 1999, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the Annual General Meeting to be held in the third year of their election, so that the term of one class of Directors shall expire in each year. Each Director shall hold office for the term for which he or she is elected or appointed and until his or her successor shall be elected or appointed and qualify or until he or she shall vacate office in accordance with Article 80. If the number of Directors is changed, an increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class as nearly equal as possible, but in no case shall a decrease in the number of Directors shorten the term of an incumbent Director. The term of a Director appointed to fill a newly created directorship, or other vacancy, shall expire at the same time as the term of the other Directors of the class for which the new directorship is created or in which the vacancy occurred.

	(b)	No person shall be appointed a Director, unless nominated in accordance with the provisions of this Article 81. Nominations of persons for appointment as Directors may be made:

(i) by the Directors;

(ii)

with respect to election at an annual general meeting, by any Member of the Company owning Class A shares or other shares carrying the general right to vote at general meetings of the Company, who is a Member at the time of the relevant annual general meeting, and who timely complies with the notice procedures set forth in this Article 81;

(iii)

with respect to election at an extraordinary general meeting requisitioned in accordance with Article 31(b), by a Member or Members owning Class A shares or other shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting in accordance with Article 31(b) and in compliance with the other provisions of these Articles and the Statute relating to nominations of directors and the proper bringing of special business before an extraordinary general meeting; and

(iv)

by holders of any class or series of shares in the Company then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue

(clauses (ii), (iii) and (iv) being the exclusive means for a Member to make nominations of persons for election to the Board of Directors).

(c)	[Not used].

(d)	[Not used].

(e)

No person shall be eligible for election as a Director of the Company unless nominated in accordance with the procedures set forth in these Articles. Except as otherwise provided by law, the Board or the chairman of any meeting of Members to elect Directors may determine in good faith that a nomination was not made in compliance with the procedures set forth in the foregoing provisions of this Article 81; and if the Board or the chairman of the meeting should so determine, it shall be so declared to the meeting, and the defective nomination shall be disregarded. Notwithstanding anything in these Articles to the contrary, unless otherwise required by law, if a Member intending to make a nomination at a meeting of Members in accordance with this Article 81 does not timely appear in person or by proxy at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that appointments of proxy in respect of such nomination may have been received by the Company or any other person.

(f)

Notwithstanding the foregoing provisions of this Article 81, any Member or Members intending to make a nomination at a meeting of Members in accordance with this Article 81, and each related beneficial owner, if any, shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in these Articles; provided, however, that any references in these Articles to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with clause (ii) or clause (iii) of Article 81(b).

(g)

Nothing in this Article 81 shall be deemed to affect any rights of the holders of any class or series of shares to elect or appoint Directors pursuant to any applicable terms of issue of any such shares.

	(h)	For purposes of this Article 81,

(i) an “Affiliate” of any person means any other person that directly or indirectly controls, is controlled by, or is under common control with, such person;

(ii)

a “Covered Arrangement” means, with respect to any person and as of any date, any agreement, arrangement or understanding (including any swaps or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such person or its Affiliates is, directly or indirectly, a party as of such date (A) with respect to shares of the Company or (B) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such person or any of its Affiliates with respect to securities of the Company or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any securities of the Company (other than, in each such case, interests in investment companies registered under the U.S. Investment Company Act of 1940, as amended);

(i)

At any time the Company may by Special Resolution of the total voting power of the issued shares of the Company determined in accordance with these Articles, including Article 41, remove any Director and may in like manner appoint another person in his stead (provided that nominations of such persons be made in compliance with the provisions of this Article 81).

82.

The Directors shall have power at any time and from time to time to appoint any person to be a Director to fill any vacancy on the Board of Directors created pursuant to the provisions of Articles 52 or 80.

PRESUMPTION OF ASSENT

83.

A Director of the Company who is present at a meeting of the Board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

84.	(a)	Subject to the provisions of Article 4 hereof, the Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the

Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)

The Company may have for use in any territory, district or place not situate in the Cayman Islands, and shall have for use in Ireland, an official seal which shall be a facsimile of the Common Seal of the Company with or without the addition on its face of the name of every territory district or place where it is to be used.

(c)

A Director or Secretary may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

OFFICERS

85.

The Company may have a President and an Assistant Secretary (or Presidents and Assistant Secretaries) and shall have a Secretary or Secretary-Treasurer (or Secretaries or Secretary-Treasurers) appointed by the Directors who may also from time to time appoint such other Officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal the Directors from time to time may prescribe. Where the Directors appoint more than one Secretary (or appoint a Secretary or Secretaries together with an Assistant Secretary or Assistant Secretaries) at least one of such Officers shall be a resident of Ireland.

86.

A provision of the Statute or these Articles requiring or authorising a thing to be done by a Director and an Officer shall not be satisfied by its being done by the one person acting in the dual capacity of Director and Officer.

DIVIDENDS AND RESERVE

87.

Subject to the Statute, the Directors may from time to time declare dividends on shares of the Company outstanding and authorise payment of the same out of the funds of the Company and may from time to time pay to the Members such interim dividends as appear to the Directors to be justified by the profits and financial condition of the Company.

88.

The Directors may, before declaring any dividends, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

89.	No dividend shall be payable except out of the profits of the Company, realized or unrealised or out of monies otherwise available for dividends in accordance with the Statute.

90.

Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all shares outstanding on the record date for a dividend shall rank equally for such dividend regardless of their date of issue and regardless of the amount paid up thereon.

91.	The Directors may deduct from any dividend payable to any Member all sums of money (if any) presently payable by him to the Company on any account.

92.

The Directors may declare that any dividend be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

93.	[Not used].

94.

No dividend shall bear interest against the Company. Subject to the Statute, if determined by the Directors, any dividend unclaimed for a period of six years from the date of declaration of such dividend shall be forfeited and shall revert to the Company and the payment by the Directors of any unclaimed dividend, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

CAPITALIZATION

95.

The Company may, upon the recommendation of the Directors by ordinary resolution, authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares (not being redeemable shares) for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

96.	The Directors shall cause proper books of account to be kept with respect to:

	(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

	(b)	all sales and purchases of goods by the Company; and

	(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

97.

The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

98.

The Directors shall from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

AUDIT

99.	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

100.	[Not used].

101.

Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

102.

Auditors shall at the next Annual General Meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

103.

Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, fax, courier or e-mail to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands, or where the notice is given by e-mail by sending it to the e-mail address provided by such Member.

104.	(a)

Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of 60 hours after the letter containing the same is posted as aforesaid.

(b)

Where a notice is sent by fax or courier, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending through a transmitting organisation the notice, and to have been effected at the expiration of forty-eight hours after the same is sent as aforesaid.

(c)

Where a notice is given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient.

105.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

106.

A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankruptcy, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

107.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)

every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)

every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record, where the Member of record, but for his death or bankruptcy, would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

WINDING UP

108.

If the Company shall be wound up, the Liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in specie or kind, the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The Liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the Liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

109.	(a)

The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or reasonably believed to be in or not opposed to the best interests of such employee benefit plan, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, or reasonably believed to be in or not opposed to the best interests of such employee benefit plan, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b)

The Company shall indemnify any person who was or is a party or is threatened to be made a party of any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favour by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defence or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, or reasonably believed to be in or not opposed to the best interests of such employee benefit plan, and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for wilful neglect or default in the performance of his duty to the Company or to such employee benefit plan unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Grand Court or such other court shall deem proper.

(c)

To the extent that a director, officer, employee or agent of the Company shall be successful on the merits or otherwise in defence, of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defence of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(d)

Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders entitled to vote.

(e)

Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorised by the Board of Directors in the manner provided in paragraph (d) upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Company as authorised in this Article 109.

(f)

The indemnification provided by this Article 109 shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)

The Board of Directors may authorise the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, or in a fiduciary or other capacity with respect to any employee benefit plan maintained by the Company, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article 109.

NO LIABILITY

110.

No director or officer of the Company shall be liable or answerable for the acts, receipts, neglects, or defaults of any other Director or other officer of the Company or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage, or misfortune whatever which shall happen in or about the execution of the duties of his office or in relation thereto, unless the same happen through his own wilful neglect or default.

FISCAL YEAR

111.	At any time or times the Directors may prescribe the period for any Fiscal Year.

AMENDMENTS OF ARTICLES

112.	Subject to the Statute, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.